Q4 FY24 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports Fourth Quarter and Fiscal Year 2024 Results with Strong
Software Revenue Growth and Double-Digit Fiscal Year 2024 EPS Growth; Guides to Revenue Acceleration in Fiscal Year 2025; Board Authorizes Additional $1 Billion for Share Repurchases

SEATTLE, WA - October 28, 2024 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its fourth quarter and fiscal year ended September 30, 2024.
“Our fourth quarter revenue of $747 million reflects 6% growth year over year and includes a 19% increase in software revenue from the fourth quarter of fiscal year 2023,” said François Locoh-Donou, F5’s President and CEO. “In fiscal year 2024, despite a challenging macro backdrop to the start of the year, we achieved revenue at the high end of our guidance, surpassed our software growth expectations, and maintained rigorous operational discipline, culminating in double-digit earnings per share growth for the year.”
“Our results speak to the power of our portfolio and innovation, the strength of our operating model, and the resilience of our business,” continued Locoh-Donou. “In a relatively short period of time, we have substantially reshaped F5 from a hardware-centric, single-product company into a security and software leader in today's hybrid multicloud world. Our transformation has redefined F5's role beyond the data center, increasing our value to customers, diversifying our revenue, and expanding our total addressable market.”
Fourth Quarter Performance Summary
Fourth quarter fiscal year 2024 revenue totaled $747 million, compared with $707 million in the fourth quarter of fiscal year 2023. Software revenue of $228 million grew 19% from the year-ago period. Systems revenue of $130 million represented a decline of 3% from the prior year. Global services revenue of $388 million grew 2% from the year-ago period.
GAAP gross profit for the fourth quarter of fiscal year 2024 was $603 million, representing GAAP gross margin of 80.8%. This compares with GAAP gross profit of $566 million in the year-ago period, which represented GAAP gross margin of 80.1%. Non-GAAP gross profit for the fourth quarter of fiscal year 2024 was $619 million, representing non-GAAP gross margin of 83.0%. This compares with non-GAAP gross profit of $585 million in the year-ago period, which represented non-GAAP gross margin of 82.7%.
GAAP operating profit for the fourth quarter was $191 million, representing GAAP operating margin of 25.6%. This compares with GAAP operating profit of $172 million in the year-ago period, which represented GAAP operating margin of 24.3%. Non-GAAP operating profit for the period was $257 million, representing non-GAAP operating margin of 34.4%. This compares to non-GAAP operating profit of $240 million in the year-ago period, which represented non-GAAP operating margin of 33.9%.
GAAP net income for the fourth quarter of fiscal year 2024 was $165 million, or $2.80 per diluted share compared to $152 million, or $2.55 per diluted share, in the fourth quarter of fiscal year 2023. Non-GAAP net income for the

Q4 FY24 Earnings Release	Page 2 of 5
fourth quarter of fiscal year 2024 was $217 million, or $3.67 per diluted share, compared to $209 million, or $3.50 per diluted share, in the fourth quarter of fiscal year 2023.
Fiscal Year 2024 Performance Summary
Fiscal year 2024 revenue totaled $2.82 billion, compared with $2.81 billion in fiscal year 2023. Software revenue of $735 million grew 11% from the year-ago period. Systems revenue of $537 million represented a decline of 20% from the prior year. Global services revenue of $1.54 billion grew 4% from the year-ago period.
GAAP gross profit for the fiscal year 2024 was $2.26 billion, representing GAAP gross margin of 80.2%. This compares with GAAP gross profit of $2.22 billion in the year-ago period, which represented GAAP gross margin of 78.9%. Non-GAAP gross profit for fiscal year 2024 was $2.33 billion, representing non-GAAP gross margin of 82.8%. This compares with non-GAAP gross profit of $2.29 billion in the year-ago period, which represented non-GAAP gross margin of 81.5%.
GAAP operating profit for fiscal year 2024 was $659 million, representing GAAP operating margin of 23.4%. This compares with GAAP operating profit of $473 million in the year-ago period, which represented GAAP operating margin of 16.8%. Non-GAAP operating profit for the period was $946 million, representing non-GAAP operating margin of 33.6%. This compares to non-GAAP operating profit of $850 million in the year-ago period, which represented non-GAAP operating margin of 30.2%.
GAAP net income for fiscal year 2024 was $567 million, or $9.55 per diluted share compared to $395 million, or $6.55 per diluted share, in fiscal year 2023. Non-GAAP net income for fiscal year 2024 was $794 million, or $13.37 per diluted share, compared to $705 million, or $11.70 per diluted share, in fiscal year 2023.
Performance Summary Tables

GAAP Measures
($ in millions except EPS)	Q4 FY2024	Q4 FY2023	FY2024	FY2023
Revenue	$747	$707	$2,816	$2,813
Gross profit	$603	$566	$2,258	$2,220
Gross margin	80.8%	80.1%	80.2%	78.9%
Operating profit	$191	$172	$659	$473
Operating margin	25.6%	24.3%	23.4%	16.8%
Net income	$165	$152	$567	$395
EPS	$2.80	$2.55	$9.55	$6.55

Non-GAAP Measures
($ in millions except EPS)	Q4 FY2024	Q4 FY2023	FY2024	FY2023

Gross profit	$619	$585	$2,332	$2,293
Gross margin	83.0%	82.7%	82.8%	81.5%
Operating profit	$257	$240	$946	$850
Operating margin	34.4%	33.9%	33.6%	30.2%
Net income	$217	$209	$794	$705
EPS	$3.67	$3.50	$13.37	$11.70
A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.

Q4 FY24 Earnings Release	Page 3 of 5
Business Outlook
For fiscal year 2025, F5 expects to deliver total revenue growth of 4% to 5%, and non-GAAP earnings per share growth of 5% to 7% over fiscal year 2024. On a tax-neutral basis, the midpoint of F5’s fiscal year 2025 non-GAAP earnings per share guidance reflects 10% growth year over year.
For the first quarter of fiscal year 2025, F5 expects to deliver revenue in the range of $705 million to $725 million, with non-GAAP earnings in the range of $3.29 to $3.41 per diluted share.
$1 Billion Authorized for Share Repurchases
F5 also announced today that its Board of Directors has authorized an additional $1 billion for its common stock repurchase program. This new authorization is incremental to the $422 million remaining in the existing program.

All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, October 28, 2024, at 4:30 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, F5's position as a security and software leader in today's multicloud world, F5's role beyond the data center, F5's value to customers, the Company's future financial performance including revenue, earnings growth, future customer demand, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or

Q4 FY24 Earnings Release	Page 4 of 5
changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.

Q4 FY24 Earnings Release	Page 5 of 5
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multicloud application security and delivery company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure every app — on premises, in the cloud, or at the edge. F5 enables businesses to continuously stay ahead of threats while delivering exceptional, secure digital experiences for their customers. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on X (Twitter) or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$1,074,602	$797,163
Short-term investments	—	6,160
Accounts receivable, net of allowances of $4,585 and $3,561	389,024	454,832
Inventories	76,378	35,874
Other current assets	569,467	554,744
Total current assets	2,109,471	1,848,773
Property and equipment, net	150,943	170,422
Operating lease right-of-use assets	178,180	195,471
Long-term investments	8,580	5,068
Deferred tax assets	365,951	295,308
Goodwill	2,312,362	2,288,678
Other assets, net	487,517	444,613
Total assets	$5,613,004	$5,248,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$67,894	$63,315
Accrued liabilities	300,076	282,890
Deferred revenue	1,121,683	1,126,576
Total current liabilities	1,489,653	1,472,781
Deferred tax liabilities	7,179	4,637
Deferred revenue, long-term	676,276	648,545
Operating lease liabilities, long-term	215,785	239,565
Other long-term liabilities	94,733	82,573
Total long-term liabilities	993,973	975,320
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 58,094 and 59,207 shares issued and outstanding	5,889	24,399
Accumulated other comprehensive loss	(20,912)	(23,221)
Retained earnings	3,144,401	2,799,054
Total shareholders’ equity	3,129,378	2,800,232
Total liabilities and shareholders’ equity	$5,613,004	$5,248,333

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenues
Products	$358,285	$325,324	$1,272,795	$1,334,638
Services	388,389	381,650	1,543,325	1,478,531
Total	746,674	706,974	2,816,120	2,813,169
Cost of net revenues (1)(2)(3)(4)
Products	87,403	88,602	336,237	375,192
Services	56,317	52,362	221,410	218,116
Total	143,720	140,964	557,647	593,308
Gross profit	602,954	566,010	2,258,473	2,219,861
Operating expenses (1)(2)(3)(4)
Sales and marketing	217,002	204,832	832,279	878,215
Research and development	123,951	127,834	490,120	540,285
General and administrative	70,976	61,603	268,828	263,405
Restructuring charges	—	—	8,655	65,388
Total	411,929	394,269	1,599,882	1,747,293
Income from operations	191,025	171,741	658,591	472,568
Other income, net	12,489	3,085	36,874	13,420
Income before income taxes	203,514	174,826	695,465	485,988
Provision for income taxes	38,218	22,692	128,687	91,040
Net income	$165,296	$152,134	$566,778	$394,948

Net income per share — basic	$2.83	$2.57	$9.65	$6.59
Weighted average shares — basic	58,384	59,245	58,720	59,909

Net income per share — diluted	$2.80	$2.55	$9.55	$6.55
Weighted average shares — diluted	59,056	59,699	59,359	60,270

Non-GAAP Financial Measures
Net income as reported	$165,296	$152,134	$566,778	$394,948
Stock-based compensation expense	53,759	53,265	219,108	236,650
Amortization and impairment of purchased intangible assets	10,144	14,304	51,331	53,434
Facility-exit costs	1,439	1,560	3,509	6,626
Acquisition-related charges	505	(1,073)	4,352	15,036
Restructuring charges	—	—	8,655	65,388
Tax effects related to above items	(14,204)	(11,421)	(60,065)	(66,758)
Net income excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$216,939	$208,769	$793,668	$705,324

Net income per share excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$3.67	$3.50	$13.37	$11.70

Weighted average shares - diluted	59,056	59,699	59,359	60,270

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,089	$7,142	$29,409	$29,658
Sales and marketing	20,720	21,307	84,520	96,478
Research and development	13,981	15,888	60,264	69,416
General and administrative	11,969	8,928	44,915	41,098
	$53,759	$53,265	$219,108	$236,650

(2) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$9,283	$11,234	$43,848	$42,136
Sales and marketing	717	2,788	6,749	10,239
Research and development	93	63	375	63
General and administrative	51	219	359	996
	$10,144	$14,304	$51,331	$53,434

(3) Includes facility-exit costs as follows:
Cost of net revenues	$141	$152	$372	$653
Sales and marketing	451	505	1,442	2,135
Research and development	515	545	478	2,265
General and administrative	332	358	1,217	1,573
	$1,439	$1,560	$3,509	$6,626

(4) Includes acquisition-related charges as follows:
Cost of net revenues	$—	$32	$20	$244
Sales and marketing	—	155	72	2,668
Research and development	500	(1,296)	1,328	4,035
General and administrative	5	36	2,932	8,089
	$505	$(1,073)	$4,352	$15,036

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2024	2023
Operating activities
Net income	$566,778	$394,948
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	219,108	236,650
Depreciation and amortization	106,991	112,702
Non-cash operating lease costs	33,041	38,528
Deferred income taxes	(68,523)	(108,521)
Impairment of assets	—	3,455
Other	(962)	1,372
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	63,953	16,704
Inventories	(40,504)	32,491
Other current assets	(14,038)	(64,959)
Other assets	(91,964)	16,591
Accounts payable and accrued liabilities	40,368	(63,100)
Deferred revenue	22,838	81,741
Lease liabilities	(44,667)	(45,193)
Net cash provided by operating activities	792,419	653,409
Investing activities
Purchases of investments	(2,100)	(1,789)
Maturities of investments	6,237	111,330
Sales of investments	—	16,085
Acquisition of businesses, net of cash acquired	(32,939)	(35,049)
Purchases of property and equipment	(30,412)	(54,184)
Net cash (used in) provided by investing activities	(59,214)	36,393
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	55,079	59,959
Payments for repurchase of common stock, including excise taxes	(500,558)	(350,049)
Payments on term debt agreement	—	(350,000)
Taxes paid related to net share settlement of equity awards	(11,523)	(13,209)
Net cash used in financing activities	(457,002)	(653,299)
Net increase in cash, cash equivalents and restricted cash	276,203	36,503
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,302	2,125
Cash, cash equivalents and restricted cash, beginning of period	800,835	762,207
Cash, cash equivalents and restricted cash, end of period	$1,078,340	$800,835
Supplemental disclosures of cash flow information
Cash paid for taxes, net of refunds	$181,635	$191,569
Cash paid for amounts included in the measurement of lease liabilities	53,346	52,893
Cash paid for interest on long-term debt	—	2,970
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$12,927	$10,544